Exhibit 10.8

ABCAM PLC

RULES OF

THE ABCAM 2015 SHARE OPTION PLAN

THE ABCAM 2015 SHARE OPTION PLAN

Contents

Part A: Interpretation and Administration	Rules 1 – 2

Part B: Grant of Options	Rules 3 – 12

Part C: Exercise of Options	Rules 13 – 22

Part D: Corporate Transactions	Rules 23 – 29

Part E: Amendments	Rules 30 – 31

Part F: Miscellaneous	Rules 32 – 36

Schedule 1: US Incentive Stock Options

Schedule 2: California Schedule

THE ABCAM 2015 SHARE OPTION PLAN

Contents

		Page

1	DEFINITIONS AND INTERPRETATION	1

2	ADMINISTRATION	5

3	ELIGIBILITY	6

4	TIMING OF GRANT OF AN OPTION	6

5	GRANT EFFECTED BY EXECUTION OF A DEED	6

6	EXERCISE PRICE	7

7	ACCEPTANCE OF AN OPTION	7

8	DATA PROTECTION	7

9	RELATIONSHIP WITH CONTRACT OF EMPLOYMENT	8

10	NON-TRANSFERABILITY OF OPTIONS	8

11	COMPANY LIMIT (INSTITUTIONAL) ON THE GRANTING OF SUBSCRIPTION OPTIONS	9

12	INDIVIDUAL LIMITS	9

13	GENERAL RULES	10

14	PERFORMANCE TARGET	10

15	TIME OF EXERCISE – GENERAL RULES	11

16	LEAVING EMPLOYMENT	11

17	LEAVING FOR OTHER REASONS	12

18	DEATH OF AN OPTIONHOLDER	12

19	TIME OF LEAVING	12

20	MANNER OF EXERCISE OF AN OPTION	13

21	RECOVERY OF TAX	13

22	ISSUE OR TRANSFER OF SHARES	13

23	EXCHANGE OF OPTIONS ON AN INTERNAL RECONSTRUCTION	15

24	APPLICATION OF PERFORMANCE TARGET	15

25	DEMERGER OR STATUTORY COMPROMISE OR ARRANGEMENT	15

26	WINDING UP	16

27	CHANGE OF CONTROL	16

28	OPTION ROLLOVER	16

29	EXERCISE PRIOR TO LOSS OF CORPORATION TAX RELIEF	17

30	VARIATION OF SHARE CAPITAL	18

31	ALTERATION OF THE PLAN	18

32	SERVICE OF DOCUMENTS	20

33	OBLIGATION TO ENSURE SUFFICIENT AVAILABLE SHARES	20

34	STAMP DUTY	21

35	JURISDICTION	21

36	THIRD PARTY RIGHTS	21

SCHEDULE 1 – US INCENTIVE STOCK OPTIONS		22

PART A: INTERPRETATION AND ADMINISTRATION

1.	DEFINITIONS AND INTERPRETATION

1.1	In this Plan:

“AIM”	means the Alternative Investment Market of the London Stock Exchange

“AIM Rules”	means the rules published by the London Stock Exchange governing the admission to, and operation of, AIM

“Acquiring Company”	means a company which has acquired Control of the Company

“Announcement”	means the announcement to the London Stock Exchange of the results of the Company for any period

“Associated Company”	means any company which, in relation to the Company, is an associated company as that term is defined in section 449 of the CTA 2010 except that, for the purposes of this Plan, the section shall have effect with the omission of the words “or at any other time within the preceding 12 months”

“Committee”	means the Remuneration Committee of the Directors, or such other committee of the Directors comprising a majority of non-executive directors of the Company to which the Directors delegate responsibility for the operation of this Plan or, following a change of Control of the Company, those persons who comprised the Remuneration Committee or other committee of the Directors immediately before the change of Control

“Companies Act”	means the Companies Act 2006

“Company”	means Abcam plc (registered in England no. 03509322)

“Control”	has the meaning given in section 719 of ITEPA

“CTA 2010”	means the Corporation Tax Act 2010

“Daily Official List”	means the Daily Official List of the London Stock Exchange

“Date of Approval”	means the date on which this Plan is approved by shareholders of the Company

“Date of Grant”	means the date on which an Option is granted in accordance with Rule 5.1

“Dealing Day”	means a day on which the London Stock Exchange is open for business

“Directors”	means the board of directors of the Company or a duly authorised committee of the directors

“Eligible Employee”	means an executive director or employee of any member of the Group

“Employer’s NICs”	means secondary class I NICs for which the Optionholder’s Employer is primarily liable to account

“Exchange of Options”	means the grant to an Optionholder, in consideration of the release of an Option, of rights to acquire Shares in an Acquiring Company or a company which has Control of an Acquiring Company or either is, or has Control of, a company which is a member of a consortium owning either an Acquiring Company or a company having Control of an Acquiring Company, being rights which are:

(a)   in the case of a change of Control, as agreed by the Committee with the Acquiring Company; or

(b)   in the case of an internal reorganisation as referred to in Rule 23, in the opinion of the Committee, substantially equivalent in value to the value of the original Option and otherwise on terms approved by the Committee.

“Exercise Price”	means the price per Share payable upon the exercise of an Option

“FCA”	means the Financial Conduct Authority

“Form of Acceptance”	means a form of acceptance of an Option as mentioned in Rule 7

“Grantor”	means the Company or such other person (including a Trustee) as intends to grant or has granted an Option

“Group”	means the Company and any company which is for the time being a Subsidiary

“HMRC”	means Her Majesty’s Revenue & Customs

“ITEPA”	means the Income Tax (Earnings and Pensions) Act 2003

“London Stock Exchange”	means the London Stock Exchange plc

“Market Value”	means the closing price of a Share as derived from the Daily Official List on the Dealing Day immediately preceding the Date of Grant

“NICs”	means National Insurance contributions

“NIC Option Gain”	means a gain realised on the exercise or release of, or acquisition of Shares pursuant to an Option, being a gain treated as remuneration derived from the Optionholder’s employment by virtue of section 4(4)(a) of the SSCBA

“N.I. Regulations”	means the laws, regulations and practices currently in force relating to liability for, and the collection of, NICs

“Notice of Exercise”	means a notice of exercise of an Option given in accordance with Rule 20

“Option”	means a right to acquire Shares granted in accordance with, and subject to, the rules of this Plan

“Option Certificate”	means a certificate evidencing the grant of an Option as mentioned in Rule 5.2

“Optionholder”	means a person who has been granted an Option or, if that person has died and where the context requires, his Personal Representatives

“Optionholder’s Employer”	means such member of the Group as is an Optionholder’s employer or, if he has ceased to be employed within the Group, was his employer or such other member of the Group, or such other person as, under the PAYE Regulations or, as the case may be, the N.I. Regulations, or any other statutory or regulatory enactment (whether in the United Kingdom or otherwise) is obliged to account for any Option Tax Liability

“Option Shares”	means the Shares over which an Option subsists

“Option Tax Liability”	means in relation to an Optionholder, any liability of an Optionholder’s Employer to account to HMRC or other tax authority for any amount of, or representing, income tax or NICs (which shall, to the extent provided for in Rule 5.2.9, include Employer’s NICs) or any equivalent charge in the nature of tax or social security contributions (whether under the laws of the United Kingdom or of any other jurisdiction) which may arise upon the vesting, exercise or release of, or the acquisition of Shares pursuant to, an Option

“Ordinary Share Capital”	means the issued ordinary share capital of the Company, other than fixed-rate preference shares

“PAYE Regulations”	means the regulations made under section 684 of ITEPA

“Performance Period”	means the period over which performance is to be measured for the purpose of determining whether, and to what extent, a Performance Target is met

“Performance Target”	means any condition or conditions imposed on the exercise of an Option pursuant to Rule 14, as amended from time to time

“Personal Data”	means the name, home address, telephone number, email address, date of birth and National Insurance number or other individual reference number of an Optionholder or other employee information, including details of all rights to acquire Shares or other securities granted to the Optionholder and of Shares or other securities issued or transferred to the Optionholder pursuant to this Plan and any other personal information which could identify the Optionholder and is necessary for the administration of this Plan

“Personal Representatives”	means the personal representatives of an Optionholder, being either:

(a) the executors of his will; or

(b) if he dies intestate, the duly appointed administrator(s) of his estate, who have produced to the Company evidence of their appointment as such

“Plan”	means the Abcam 2015 Share Option Plan as set out in these rules and amended from time to time pursuant to Rule 31

“Relevant Proportion”	means a proportion corresponding to such proportion of the Vesting Period as fell before:

(a) the date on which the Optionholder ceases to hold office or employment within the Group, in the case of Rule 16 and subject to Rule 19.1;

(b) the date of an Optionholder’s death in the case of Rule 18;

(c) the date when notice is given to shareholders of a proposed demerger of the Company or of any Subsidiary in the case of Rule 25.2;

(d) the date when a compromise or arrangement becomes effective (or the date of the court sanction if the Committee so determines) in the case of Rule 25.3;

(e) the date when notice is given to shareholders of a resolution for the voluntary winding up of the Company in the case of Rule 26;

(f) the date when Control is obtained in the case of Rule 27; and

(g) in the case of Rule 29, the last date as determined and notified by the Committee on which an Option may be exercised in accordance with that Rule

“Shares”	means fully-paid ordinary shares in the capital of the Company (or, following a reconstruction, demerger or reorganisation of the Company, or a change of Control in accordance with Rule 27, shares or other securities representing such shares)

“SSCBA”	means the Social Security Contributions and Benefits Act 1992

“Subscription Option”	means a right to subscribe for new Shares granted in accordance with, and subject to, the rules of this Plan

“Subsidiary”	means any company which is for the time being a subsidiary (as defined in section 1159 of the Companies Act) of the Company and under the Control of the Company

“Trust”	means an employees’ share trust established by the Company for the benefit of employees of members of the Group

“Trustee”	means the trustee(s) for the time being of a Trust

“Vested Shares”	means Shares in respect of which an Option is or becomes exercisable either:

(a)   in consequence of the Vesting Date having passed and, in the case of an Option which is subject to a Performance Target, determined and notified to Optionholders that the applicable Performance Target has been satisfied; or

(b)   at such earlier time as is mentioned in Rules 16, 17, 18 or Part D, and in the case of an Option which is subject to a Performance Target, the Committee having made a determination pursuant to Rule 14.5 that the applicable Performance Target shall be deemed to be satisfied to any extent

“Vesting Date”	means the third anniversary of the Date of Grant, or such other date or dates as may be specified by the Grantor in the Option Certificate

“Vesting Period”	means, for any Option, the period from the Date of Grant to the Vesting Date

1.2

References to Shares in respect of which an Option subsists at any time are to be read and construed as references to the Shares over which the Option is then held (and in respect of which it has not then lapsed and ceased to be exercisable).

1.3	Words and expressions used in this Plan and in the ancillary documents which are not defined in this Rule 1 have the meanings they bear for the purposes of ITEPA.

1.4	Any reference to any enactment includes a reference to that enactment as from time to time modified, extended or re-enacted.

1.5	Words denoting the masculine gender shall include the feminine.

1.6	Words denoting the singular shall include the plural and vice versa.

1.7	References to rules are to the rules of this Plan and no account should be taken of the rule headings which are for ease of reference only.

2.	ADMINISTRATION

2.1

The Committee may from time to time make and vary such rules and regulations consistent with the rules of this Plan and establish such procedures for its administration and implementation as it thinks fit.

2.2

If any question, dispute or disagreement arises as to the interpretation of this Plan or of any rules, regulations or procedures relating to it or as to any question or right arising from or related to this Plan, the decision of the Committee shall be final and binding upon all persons.

2.3	The Company shall bear the costs of the implementation and administration of this Plan.

PART B: GRANT OF OPTIONS

3.	ELIGIBILITY

3.1	Subject to the following provisions of this Rule 3, the Committee shall have absolute discretion as to the selection of persons to whom Options may be granted.

3.2	An Option may only be granted to an Eligible Employee.

3.3	An Option shall not be granted by any person other than the Company without the prior approval of the Committee.

4.	TIMING OF GRANT OF AN OPTION

4.1	Options may be granted during the periods of:

4.1.1	42 days following the Date of Approval;

4.1.2	42 days beginning with the Dealing Day following an Announcement; or

4.1.3	28 days immediately after the person to whom it is granted first becomes an Eligible Employee;

or	at any other time but only if, in the opinion of the Committee, the circumstances are exceptional.

4.2

If the Grantor is restricted by statute, order or regulation (including any regulation, order or requirement imposed on the Company by the London Stock Exchange, the FCA or any other regulatory authority) from granting an Option within any period as mentioned in Rule 4.1, the Grantor may grant an Option at any time during the period of 42 days (or, in the circumstances referred to in Rule 4.1.3, 28 days) beginning with the date on which all such restrictions are removed.

4.3	No Option may be granted in breach of the AIM Rules.

4.4	No Option may be granted after the tenth anniversary of the Date of Approval, but any rights of Optionholders then subsisting shall remain in force.

5.	GRANT EFFECTED BY EXECUTION OF A DEED

5.1	An Option shall be granted by the Grantor executing a deed in such form as the Grantor specifies from time to time.

5.2	As soon as practicable after an Option has been granted the Company shall procure the issue to the Optionholder of an Option Certificate (which may be in electronic form) which specifies:

5.2.1	the Grantor;

5.2.2	the Date of Grant;

5.2.3	the number of Option Shares;

5.2.4	the Exercise Price;

5.2.5	whether a Performance Target will apply, and if so the details of the Performance Target;

5.2.6	the Vesting Date;

5.2.7	the last date on which the Option may be exercised;

5.2.8	that it is a condition of exercise of the Option that the Optionholder indemnifies the Grantor and the Optionholder’s Employer in respect of any Option Tax Liability; and

5.2.9	if the Committee, acting fairly and reasonably, determines that it is a condition of exercise of the Option that the Optionholder shall:

(a)

agree with and undertake to the Company and any other company which is the Optionholder’s Employer that the Optionholder’s Employer may recover from the Optionholder, as mentioned in Rule 21.1, the whole or any part of any Employer’s NICs payable in respect of any NIC Option Gain; and/or

(b)

enter into a joint election with the Optionholder’s Employer (in a form approved by HMRC) for the transfer to the Optionholder of the whole, or such part as the Company may determine, of any liability of the Optionholder’s Employer to Employer’s NICs on any NIC Option Gain

and is in such form as the Grantor specifies from time to time.

6.	EXERCISE PRICE

6.1

Subject to Rule 6.2 and any adjustment being made pursuant to Rule 30, the Exercise Price shall be determined by the Committee (with the prior consent of the Grantor, if appropriate) but shall be not less than Market Value.

6.2	The Exercise Price in respect of a Subscription Option shall not (except as mentioned in sub- paragraph (a) of Rule 30.1) be less than the nominal value of a Share.

7.	ACCEPTANCE OF AN OPTION

7.1	Unless the Grantor otherwise determines for the grant of any Option, it shall be a condition of exercise that the Optionholder must notify the Grantor that he accepts the Option.

7.2

To accept the Option, the Optionholder must execute, as a deed, and deliver to the Grantor a duly completed Form of Acceptance in such form as the Grantor specifies from time to time and notifies to the Optionholder.

7.3

The Form of Acceptance, if required, shall be returned to the Grantor within 30 days following the Date of Grant (or such other time as the Grantor notifies to the Optionholder at the Date of Grant), and may be returned in electronic format.

7.4	The Option shall lapse and cease to be exercisable if the Form of Acceptance is not returned by the specified date.

8.	DATA PROTECTION

8.1	In accepting the grant of an Option, the Optionholder shall agree and consent to:

8.1.1

the collection, use, processing and transfer of his Personal Data by any member of the Group, any Associated Company, a Trustee, any third party administrator of this Plan or the Company’s brokers or registrars and, if it is not the Company, the Grantor;

8.1.2

any member of the Group, any Associated Company, a Trustee, any third party administrator of this Plan or the Company’s brokers or registrars and, if it is not the Company, the Grantor, transferring the Optionholder’s Personal Data amongst themselves for the purposes of implementing, administering and managing this Plan and the grant of Options and the acquisition of Shares pursuant to Options;

8.1.3	the use of Personal Data by any such person for any such purposes; and

8.1.4	the transfer to and retention of Personal Data by third parties (whether or not any such third party is situated outside the European Economic Area) for, or in connection with, such purposes.

9.	RELATIONSHIP WITH CONTRACT OF EMPLOYMENT

9.1	The grant of an Option does not form part of the Optionholder’s entitlement to remuneration or benefits pursuant to his contract of employment.

9.2

The existence of a contract of employment between any person and the Company or any present or past Subsidiary or Associated Company does not give that person any right or entitlement to have an Option granted to him in respect of any number of Shares nor any expectation that an Option might be granted, whether subject to any conditions or at all.

9.3

The rights and obligations of an Optionholder under the terms of his contract of employment with the Company or any present or past Subsidiary or Associated Company shall not be affected by the grant of an Option or his participation in this Plan.

9.4

Neither the existence of this Plan nor the fact that an individual has on any occasion been granted an Option shall give such individual any right, entitlement or expectation that he has or will in future have any such right, entitlement or expectation to participate in this Plan by being granted an Option on any other occasion.

9.5	The rights or opportunity granted to an Optionholder on the grant of an Option shall not give the Optionholder any rights or additional rights to compensation or damages in consequence of either:

9.5.1	the Optionholder giving or receiving notice of termination of his office or employment; or

9.5.2	the loss or termination of his office or employment with the Company or any present or past Subsidiary or Associated Company for any reason whatsoever,

whether or not the termination (and/or giving of notice) is ultimately held to be wrongful or unfair.

9.6

An Optionholder shall not be entitled to any compensation or damages for any loss or potential loss which he may suffer by reason of being unable to acquire or retain Shares, or any interest in Shares, pursuant to the exercise of an Option in consequence of:

9.6.1	the Optionholder giving or receiving notice of termination of his office or employment (whether or not the termination (and/or giving of notice) is ultimately held to be wrongful or unfair);

9.6.2

the loss or termination of his office or employment with the Company or any present or past Subsidiary or Associated Company for any reason whatsoever (whether or not the termination is ultimately held to be wrongful or unfair);

9.6.3	the exercise (or non-exercise) by the Committee of any discretion in accordance with any Rule of this Plan; or

9.6.4	for any other reason.

10.	NON-TRANSFERABILITY OF OPTIONS

10.1	During his lifetime, only the person to whom an Option is granted may exercise that Option.

10.2	An Option shall immediately lapse and cease to be exercisable if the Optionholder:

10.2.1	transfers or assigns it (other than to his Personal Representatives), mortgages, charges or otherwise disposes of it;

10.2.2	is adjudged bankrupt or an interim order is made because he intends to propose a voluntary arrangement to his creditors under the Insolvency Act 1986;

10.2.3	makes or proposes a voluntary arrangement under the Insolvency Act 1986, or any other scheme or arrangement in relation to his debts, with his creditors or any section of them; or

10.2.4	is not, or ceases for any other reason (except on death) to be the legal or beneficial owner of the Option.

11.	COMPANY LIMIT (INSTITUTIONAL) ON THE GRANTING OF SUBSCRIPTION OPTIONS

11.1

The number of Shares in respect of which Subscription Options may be granted on any day, when added to the number of Shares issued or which remain issuable pursuant to rights to subscribe for Shares granted under this Plan and any other employees’ share scheme in the period of 10 years preceding that day, shall not exceed 10 per cent of the ordinary shares in issue on that day.

11.2	For the purposes of this Rule 11, references to rights to subscribe for Shares shall:

11.2.1	exclude any rights to subscribe for Shares or other awards over new issue Shares granted under any other employees’ share scheme of the Company prior to the admission of the Shares to trading on AIM;

11.2.2

exclude any Options or rights to subscribe for Shares which have in fact been, or will be, satisfied by the transfer of Shares by the Trustee or any other existing shareholder (other than the Company itself); and

11.2.3

if required in accordance with guidance issued from time to time as part of the Principles of Remuneration by the Investment Association, include references to rights to acquire Shares issued or to be issued out of treasury.

11.3	In determining the above limits, “year” means a calendar year.

11.4

To avoid double counting, if new Shares have been issued to a Trustee for the purpose of satisfying Options (or rights to acquire Shares or awards over Shares under any other employees’ share scheme of the Company), such Shares shall be taken into account for these purposes only when they are made subject to, or used to satisfy, an Option (or a right to acquire Shares or award made under any other employees’ share scheme of the Company).

12.	INDIVIDUAL LIMITS

The aggregate market value of Shares in respect of which Options may be granted to an Eligible Employee at any time shall be determined by the Committee (acting in its sole discretion).

PART C: EXERCISE OF OPTIONS

13.	GENERAL RULES

13.1	During his lifetime, only the individual to whom an Option is granted may exercise that Option.

13.2	An Option may not be exercised on any occasion if the exercise would not be in compliance with the AIM Rules.

13.3	An Option may not be exercised if, having been required to do so by the Grantor, the Optionholder has failed to enter into a joint election (as mentioned in Rule 5.2.9(b)).

14.	PERFORMANCE TARGET

14.1

Exercise of an Option may be conditional on the performance of any one or more of the Company, a Subsidiary, division and the Optionholder, and/or subject to any other performance target measured over such period and measured against such objective criteria determined by the Committee when the Option is granted.

14.2

A Performance Target may provide that a given number or proportion of Option Shares shall become Vested Shares according to whether, and the extent to which, any specified levels of performance are met or exceeded.

14.3	After an Option has been granted, the Committee acting fairly and reasonably may, in appropriate circumstances, amend a Performance Target provided that:

14.3.1

no such amendment shall be made unless an event has occurred or events have occurred in consequence of which the Committee reasonably considers that the existing Performance Target should be amended to ensure that:

(a)	the objective criteria against which performance will then be measured will be a fairer measure of performance; and/or

(b)	any amended Performance Target will afford a more effective incentive to the Optionholder; and

14.3.2	any such amended Performance Target shall be no more difficult to satisfy than was the original Performance Target when first set.

14.4

If, in consequence of a Performance Target being met (or being deemed to be met), some, but not all, of the Option Shares become Vested Shares, the Option shall lapse and cease to be exercisable in respect of the balance of the Option Shares.

14.5	If, before the end of a Performance Period:

14.5.1	an Optionholder ceases to hold office or employment within the Group; or

14.5.2

circumstances arise as mentioned in Rules 25 (“Demerger or Statutory Compromise or Arrangement”), 26 (“Winding Up”), 27 (“Change of Control”) or 29 (“Exercise Prior to Loss of Corporation Tax Relief”) the Committee acting fairly and reasonably may determine whether and to what extent the Performance Target shall be deemed to be satisfied.

14.6

If, at the end of a Performance Period or at such earlier time as mentioned in Rules 16, 17, 18 or Part D, a Performance Target is not (and/or has not been deemed to be) satisfied to any extent, the Option shall immediately lapse and cease to be exercisable to that extent.

14.7

The Company shall, as soon as practicable after the end of a Performance Period or at such earlier time as mentioned in Rules 16, 17, 18 or Part D, notify Optionholders of the number or proportion of the Option Shares which have (or have been deemed to) become Vested Shares.

14.8

The Committee may, in exceptional circumstances and before the end of a Performance Period, waive a Performance Target as it applies to any Option and, in this event, all of the Option Shares shall become Vested Shares provided that no waiver shall be made unless an event has occurred or events have occurred in consequence of which the Committee reasonably considers that the Performance Target should be waived.

15.	TIME OF EXERCISE – GENERAL RULES

15.1	Subject to the following provisions of this Plan, an Option may only be exercised after the Vesting Date.

15.2	An Option may not in any event be exercised after the tenth anniversary of the Date of Grant or such earlier time as the Grantor specifies in the Option Certificate.

15.3	An Option may only be exercised in respect of Vested Shares.

15.4

Except as mentioned in Rules 16 to 18 (inclusive), an Option may not be exercised at any time unless the Optionholder then holds office or employment with a member of the Group or an Associated Company.

16.	LEAVING EMPLOYMENT

16.1	The provisions of this Rule 16 shall apply if an Optionholder ceases to hold office or employment within the Group by reason of:

16.1.1	injury, ill-health or disability (evidenced to the satisfaction of the Committee);

16.1.2

the fact that the office or employment by virtue of which he is eligible to participate in this Plan relates to a business or part of a business which is transferred to a person who is neither an Associated Company nor a member of the Group; or

16.1.3	the fact that the company with which he holds the office or employment by virtue of which he is eligible to participate in this Plan is no longer a member of the Group or an Associated Company.

16.2	If such cessation occurs after the Vesting Date, the Optionholder may exercise an Option in respect of Vested Shares, within the period of 6 months beginning with the date of such cessation.

16.3	If such cessation occurs before the Vesting Date, then either:

16.3.1

the Optionholder may retain the benefit of an Option granted to him and exercise such Option within the period of 6 months beginning with the Vesting Date in respect of the Relevant Proportion of the Vested Shares; or

16.3.2

if the Committee, acting in its discretion, so determines, an Option granted to him may be exercised within the period of 6 months beginning with the date of such cessation, in respect of the Relevant Proportion of the Option Shares (if any) which then become Vested Shares.

16.4

For the purposes of Rule 16.3, the Committee may determine and notify an Optionholder that an Option shall be exercisable in respect of a number of the Option Shares which is different from the number determined under Rule 16.3 where it considers, in its discretion, that is appropriate.

16.5	If or insofar as an Option is not exercised within the relevant period of 6 months mentioned in Rules 16.2 and 16.3, the Option shall lapse and cease to be exercisable at the end of such period.

17.	LEAVING FOR OTHER REASONS

17.1

If an Optionholder ceases to hold office or employment within the Group or gives or receives notice to terminate any office or employment with any member of the Group for any reason other than those set out in Rules 16.1 or 18, an Option granted to him may only be exercised (if at all) in relation to such proportion of the Option Shares (whether Vested Shares or otherwise), and (subject to Rule 15.2) within such period, as the Committee shall, within 3 months following the cessation, determine and notify to the Optionholder and shall otherwise lapse and cease to be exercisable.

17.2

Unless the Committee makes a determination as mentioned in Rule 17.1, an Optionholder who ceases to hold office or employment within the Group for any such other reason shall not be entitled to exercise an Option after the date of such cessation.

18.	DEATH OF AN OPTIONHOLDER

18.1

If an Optionholder dies an Option granted to him may be exercised by his Personal Representatives (if at all) only within the period of 12 months beginning with the date of his death, and only in respect of such of the Option Shares as are determined in accordance with the following provisions of this Rule 18. If and insofar as the Option is not exercised within that period, it shall lapse and cease to be exercisable at the end of that period.

18.2

If an Optionholder dies in service after the Vesting Date (or the occurrence of any of the circumstances mentioned in Part D), an Option granted to him may only be exercised in respect of Option Shares which are, or become, Vested Shares.

18.3

If an Optionholder dies in service before the Vesting Date, an Option granted to him may be exercised only in respect of the Relevant Proportion of the Option Shares (if any) which then become Vested Shares.

18.4

For the purposes of Rule 18.3, the Committee may determine and notify to the Optionholder’s Personal Representatives that an Option shall be exercisable in respect of a number of the Option Shares which is different from the number determined under Rule 18.3 where it considers, in its discretion, that is appropriate.

18.5

If the Optionholder dies after having ceased to hold office or employment within the Group as mentioned in Rule 16.1 but before his Option lapses, an Option granted to him may be exercised over such proportion of the Option Shares as set out in Rules 16.2 and 16.3.

18.6

If the Optionholder dies after having ceased to hold office or employment within the Group for any other reason, an Option granted to him may be exercised (if at all) only in respect of such proportion of the Option Shares as the Committee may determine and notify to the Personal Representatives as mentioned in Rule 17.

19.	TIME OF LEAVING

19.1

For the purposes of this Plan, an Optionholder shall be treated as having ceased to hold office or employment within the Group only when he no longer holds any office or employment with any member of the Group or with any Associated Company.

19.2	An Optionholder shall not be treated as having ceased to hold office or employment within the Group unless he no longer has a right to return to work with any member of the Group.

20.	MANNER OF EXERCISE OF AN OPTION

20.1	To exercise an Option, the Optionholder shall serve a written notice (which may be in electronic form) on the Grantor which:

20.1.1	specifies the number of Option Shares over which the Option is exercised on that occasion which shall not exceed the number of Vested Shares;

20.1.2	unless the Optionholder has entered into arrangements approved by the Company for procuring payment to the Company of the aggregate Exercise Price, is accompanied by payment of the Exercise Price;

20.1.3	unless the Grantor otherwise permits, is accompanied by the Option Certificate;

20.1.4	is accompanied by evidence, satisfactory to the Company, of the arrangements that the Optionholder has made to satisfy the Option Tax Liability,

and is in such form as the Grantor specifies from time to time and notifies to the Optionholder.

21.	RECOVERY OF TAX

21.1	If an Option Tax Liability arises in any jurisdiction then, unless:

21.1.1	the Optionholder’s Employer is able to withhold the amount of the Option Tax Liability from payment of the Optionholder’s remuneration within the PAYE period in which the Option Tax Liability arises;

21.1.2

the Optionholder has indicated (either in the Notice of Exercise or other manner as the Company may specify) that he will pay to the Company the amount of the Option Tax Liability and the Optionholder does, within 14 days of being notified by the Company of that amount, make the payment to the Company; or

21.1.3

the Optionholder has authorised (either in the Notice of Exercise or such other manner as the Company may specify) the Grantor to sell (including by instructing a duly authorised third party such as an administrator or broker), as agent for the Optionholder (at the best price which can reasonably be expected to be obtained at the time of sale), such number of the Shares acquired on exercise of the Option as is necessary to enable the Grantor to procure payment to the Optionholder’s Employer out of the net proceeds of sale of the Shares (after deducting fees, commissions and expenses incurred in relation to the sale) an amount sufficient to satisfy the Optionholder’s indemnity provided by Rule 5.2.8 the Grantor shall have the right to sell (as mentioned in Rule 21.1.3) such number of the Shares acquired on exercise of the Option as is necessary to enable the Grantor to pay to the Optionholder’s Employer out of the net proceeds of sale of the Shares (after deducting fees, commissions and expenses incurred in relation to the sale) an amount sufficient to satisfy the Optionholder’s indemnity provided by Rule 5.2.8.

22.	ISSUE OR TRANSFER OF SHARES

22.1

Subject to Rules 21.1 and 22.2, within the period of 30 days beginning with the date on which the Grantor receives a Notice of Exercise the Grantor shall issue, transfer or procure the issue or transfer of, the number of Shares specified in the Notice to the Optionholder. For the avoidance of doubt, Options may be satisfied by the issue of new Shares or of Shares out of treasury, or by the transfer of existing Shares (whether by the Trustee or otherwise).

22.2	Shares may not be issued or transferred pursuant to the exercise of an Option on any occasion if such issue or transfer would not be in compliance with the AIM Rules.

22.3

If the Grantor is restricted from issuing, transferring or procuring the issue or transfer of Shares on the exercise of an Option by reason of any statutory, regulatory or other legal provision or rule or any other requirement or guidance issued by the London Stock Exchange, or on behalf of institutional investors in the Company or any other body and which relates to dealings in Shares by directors or employees of any member of the Group, the Grantor shall not be obliged to issue, transfer or procure the issue or transfer of the Shares until after all such restrictions are lifted and shall then do so within 30 days.

22.4	Subject to Rule 22.5, as soon as reasonably practicable after the allotment or transfer of any Shares pursuant to Rules 22.1 or 22.3, the Grantor shall procure:

22.4.1	the issue of a definitive share certificate or such other acknowledgement of shareholding as is prescribed from time to time for the Shares allotted or transferred to the Optionholder; and

22.4.2	if Shares are to be allotted and, on the date of allotment, Shares of the same class are listed on AIM, that any Shares so allotted are admitted to AIM.

22.5

If the Optionholder requests, some or all of the Shares he acquires on the exercise of an Option may be issued or transferred to a nominee of the Optionholder, provided that beneficial ownership of the Shares vests in the Optionholder.

22.6

The allotment or transfer of any Shares under this Plan shall be subject to the Company’s Articles of Association and to any necessary consents of any governmental or other authorities (whether in the United Kingdom or otherwise) under any enactments or regulations from time to time in force. It shall be the responsibility of the Optionholder to comply with any requirements to be fulfilled in order to obtain or obviate the necessity of any such consent.

22.7

Shares allotted or transferred under this Plan shall be equal in all respects to other Shares then issued except for any rights attaching to the other Shares by reference to a record date preceding the date of the allotment or transfer of the Shares acquired on the exercise of the Option.

PART D: CORPORATE TRANSACTIONS

23.	EXCHANGE OF OPTIONS ON AN INTERNAL RECONSTRUCTION

23.1

The Committee may invite an Optionholder to accept an Exchange of Options. The invitation shall be open for a period of at least 14 days following its issue. The Option shall lapse and cease to be exercisable at the end of the invitation period.

23.2

Rule 23.1 shall apply only if, immediately after the Company has come under the Control of an Acquiring Company, the Company would nevertheless remain or remains under the Control of the person who, or persons who together, had Control of the Company immediately before the Company comes or came under the Control of the Acquiring Company.

23.3	The following provisions of Part D shall have effect subject to this Rule 23.

24.	APPLICATION OF PERFORMANCE TARGET AND TIME PRO RATING

24.1

If Options which are subject to Performance Targets become exercisable pursuant to this Part D, an Optionholder may only exercise an Option granted to him in respect of such of the Option Shares (if any) which are Vested Shares or then become Vested Shares as a result of the application of Rule 14.5.

24.2

If Options become exercisable pursuant to this Part D, an Optionholder may only exercise an Option in respect of the Relevant Proportion of the Vested Shares, unless the Committee, in exceptional circumstances, determines otherwise.

25.	DEMERGER OR STATUTORY COMPROMISE OR ARRANGEMENT

25.1	The provisions of this Rule 25 are subject to Rule 23.

25.2

If the Company’s shareholders are notified of a proposed demerger of the Company or of any Subsidiary, the Committee may, as soon as practicable, notify Optionholders that Options may then be exercised, within one month (or such other period as may be specified in such notice). No such notice shall be given unless the Committee determines that (disregarding any Performance Target subject to which any Option is then exercisable) the interests of Optionholders would or might be substantially prejudiced if, before the proposed demerger has effect, Optionholders could not exercise their Options and be registered as the holders of the Shares so acquired. Options will lapse and cease to be exercisable, to the extent not exercised, at the end of the relevant period.

25.3

If the court sanctions a compromise or arrangement in relation to the Company pursuant to section 899 of the Companies Act, Options may be exercised, within the period of one month (or such other period as the Committee may determine and notify to Optionholders) commencing on the date on which the compromise or arrangement becomes effective (or, if the Committee so determines, the earlier date when the court sanctions the compromise or arrangement). Options will lapse and cease to be exercisable, to the extent not exercised, at the end of the relevant period.

25.4

In addition to Rule 25.3, the Committee may permit Options to be exercised conditionally on the court sanction. This means that the exercise will take effect immediately prior to the compromise or arrangement becoming effective. In this case, the Committee shall notify Optionholders of the period (of at least 14 days, ending no more than 14 days before the date on which the court is expected to sanction the proposals) during which they may exercise their Options if they wish the exercise to take effect conditionally. Any ability to exercise under this Rule 25.4 is in addition to the Optionholders’ rights under Rule 25.3.

25.5	In making any determination as mentioned in Rules 25.2 to 25.4 (inclusive), the Committee shall act fairly and reasonably, applying the same criteria to all Options granted on the same Date of Grant.

26.	WINDING UP

If

the Company’s shareholders are notified of a resolution for the voluntary winding-up of the Company, an Option may be exercised at any time before the commencement of the winding up or within such other period as the Grantor notifies to Optionholders. Options will lapse and cease to be exercisable, to the extent not exercised, at the end of the relevant period.

27.	CHANGE OF CONTROL

27.1	Subject to Rule 23, if as a result of either:

27.1.1	a general offer to acquire the whole of the Ordinary Share Capital which is made on a condition which, if satisfied or waived, the person making the offer will have Control of the Company; or

27.1.2	a general offer to acquire all the shares in the Company of the same class as the Shares the Company shall come under the Control of another person or persons, Options may be exercised, within the period of one month (or such other period, not exceeding 6 months, as the Committee may determine and notify to Optionholders) of the date when the person making the offer has obtained Control of the Company and any condition subject to which the offer is made has then been satisfied or waived. Options will lapse and cease to be exercisable, to the extent not exercised, at the end of such period.

27.2

If at any time any person becomes entitled or bound to acquire shares in the Company under sections 979 to 985 of the Companies Act, Options may be exercised at any time when that person remains so entitled or bound. Options will lapse and cease to be exercisable, to the extent not exercised, when that person no longer remains so entitled or bound.

27.3	For the purposes of this Rule 27, a person shall be deemed to have Control of the Company if he and others acting in concert with him have together obtained Control of it.

27.4

For the purposes of Rule 27.1.1, the reference to the whole of the Ordinary Share Capital does not include any capital already held by the person making the offer or a person connected with that person and in Rule 27.1.2 the reference to all the shares in the Company does not include any shares already held by the person making the offer or a person connected with that person. For the purposes of Rule 27.1 it does not matter if the general offer is made to different shareholders by different means.

28.	OPTION ROLLOVER

28.1	If any Acquiring Company:

28.1.1	obtains Control of the Company as mentioned in Rule 27.1; or
28.1.2	obtains Control of the Company pursuant to a compromise or arrangement sanctioned by the court under section 899 of the Companies Act as mentioned in Rule 25.3; or
28.1.3	becomes bound or entitled to acquire shares under sections 979 to 985 of the Companies Act as mentioned in Rule 27.2 the Committee and the Acquiring Company may agree that an Exchange of Options will be offered to Optionholders in which case Rules 25.3, 27.1 and 27.2 shall have effect subject to this Rule.

29.	EXERCISE PRIOR TO LOSS OF CORPORATION TAX RELIEF

29.1

If the Committee becomes aware of any circumstances which may result in corporation tax relief under Part 12 of the Corporation Tax Act 2009 no longer being available when an Option is exercised, then the Committee may, as soon as practicable after becoming aware of such circumstances notify Optionholders that Options may then be exercised, within such period as may be specified in such notice, in respect of the Relevant Proportion of the Option Shares (if any) which are Vested Shares or then become Vested Shares.

29.2

An Option which is not exercised within the period specified in Rule 29.1 shall, if the Committee so determines and specifies in the notice given to Optionholders, lapse and cease to be exercisable at the end of that period.

PART E: AMENDMENTS

30.	VARIATION OF SHARE CAPITAL

30.1

If the Ordinary Share Capital is altered by way of capitalisation or rights issue, sub-division, consolidation or reduction or there is any other variation in the share capital of the Company, the Committee (on behalf of the Grantor, if appropriate) may make such adjustment as it considers appropriate:

30.1.1	to the aggregate number, amount or description of Shares subject to any Option; and/or

30.1.2	to the Exercise Price; and/or

30.1.3

if an Option has been exercised but no Shares have been allotted or transferred in accordance with Rules 22.1 or 22.3, to the number of Shares which may be so allotted or transferred and the price payable for each Share provided that:

(a)

except insofar as the Directors (on behalf of the Company) agree to capitalise the Company’s reserves and apply the same at the time of exercise in paying up the difference between the Exercise Price and the nominal value of the Shares, the Exercise Price of any Subscription Option shall not be reduced below a Share’s nominal value;

(b)	the number of Shares as so adjusted has been rounded down to the nearest whole number; and

(c)	if the Grantor is not the Company, no such adjustment shall be made without the Grantor’s consent.

30.2	The Committee (on behalf of the Grantor) shall notify every Optionholder affected by an adjustment under Rule 30.1 as soon as reasonably practicable after making the adjustment.

30.3	The Committee shall deliver, or procure the delivery of, a revised Option Certificate to any Optionholder who asks for an amended Option Certificate.

31.	ALTERATION OF THE PLAN

31.1	The Committee may at any time alter or add to any of the provisions of this Plan in any respect provided that:

31.1.1

no alteration or addition shall be made to the advantage of existing or new Optionholders to the provisions relating to eligibility to participate, the overall limitations on the issue of new Shares, the basis for determining Optionholders’ rights to acquire Shares, the adjustment of such rights in the event of variation of the Ordinary Share Capital or this Rule 31 without the prior approval by ordinary resolution of the shareholders of the Company except that the provisions of this Rule 31.1.1 shall not apply to the extent that the alteration or addition is in the opinion of the Committee:

(a)	a minor amendment which is necessary or appropriate to benefit the administration of this Plan;

(b)	to take account of any change in legislation; or

(c)	to obtain or maintain favourable tax, exchange control or regulatory treatment for existing or new Optionholders, any member of the Group or any Associated Company; and

31.1.2	if, in relation to any Options, the Grantor is not the Company, no alteration or addition shall be made to the terms of the Options without the approval of the Grantor.

31.2	Details of any alteration or addition shall be given to any affected Optionholder as soon as reasonably practicable.

PART F: MISCELLANEOUS

32.	SERVICE OF DOCUMENTS

32.1

Except as otherwise provided in this Plan, any notice or document to be given by, or on behalf of, the Company or other Grantor, a Trustee, the Committee or any administrator of this Plan to any Eligible Employee or Optionholder in accordance or in connection with this Plan shall be duly given:

32.1.1	by sending it through the post in a pre-paid envelope to the address last known to the Company to be his address and, if so sent, it shall be deemed to have been duly given on the date of posting; or

32.1.2

if he holds office or employment with any member of the Group or any Associated Company, by delivering it to him at his place of work or by sending an email addressed to him at his place of work and, if so sent, it shall be deemed to have been duly given at the time of transmission.

32.2

A notice or document shall not be duly given by email unless the intended recipient is known by his employer company to have personal access during his normal business hours to information sent to him by email.

32.3

Any notice or document so sent to an Eligible Employee or Optionholder shall be deemed to have been duly given notwithstanding that the Eligible Employee or Optionholder is then deceased (and whether or not the Company or other Grantor has notice of his death) except where his Personal Representatives have supplied an alternative address to which documents are to be sent to the Company.

32.4

Any written notice or document to be submitted or given to the Grantor, the Company, a Trustee, the Committee or any administrator of this Plan in accordance or in connection with this Plan may be delivered, sent by post or email but shall not in any event be duly given unless:

32.4.1

it is actually received (or, in the case of an email, opened) by the individual at the relevant recipient from time to time nominated for the purpose of receiving notices or documents under this Plan and whose name and address is notified to Optionholders; and

32.4.2	if given by email (and if required by the Company), it includes a digitally encrypted signature of the Optionholder.

32.5

For the purposes of this Plan, an email shall be treated as not having been duly sent or received if the recipient of the email notifies the sender that it has not been opened because it contains, or is accompanied by a warning or caution that it could contain or be subject to, a virus or other computer programme which could alter, damage or interfere with any computer software or email.

33.	OBLIGATION TO ENSURE SUFFICIENT AVAILABLE SHARES

33.1

The Company shall ensure that any necessary authorisations are or will be in place at the relevant time to allow the issue of sufficient Shares to satisfy the exercise in full of all Subscription Options for the time being remaining capable of being exercised.

33.2	No Option to purchase existing Shares shall be granted by any person unless the Directors are satisfied that sufficient Shares will be made available to satisfy the exercise in full of that Option.

33.3	The Company may issue Shares, and grant rights to subscribe for Shares, to a Trustee for the purpose of enabling the Trustee, in the exercise of its powers to:

33.3.1	grant Options; and/or

33.3.2	transfer or procure the issue or transfer of Shares on the exercise of Options (whether granted by the Trustee or otherwise)

provided that any Shares issued or in respect of which rights to subscribe are granted by the Company (and which, if not exercised, do not lapse) shall count in applying the overall limitations on the issue of Shares imposed by Rule 11.

34.	STAMP DUTY

Any stamp duty or stamp duty reserve tax payable in respect of a transfer of Shares to, or at the direction or, an Optionholder (other than stamp duty or stamp duty reserve tax payable on a sale of Shares at the direction of the Optionholder) shall be paid by the Company.

35.	JURISDICTION

35.1	This Plan and any Option shall be governed by, and construed in accordance with, English law.

35.2	The courts of England shall have exclusive jurisdiction in relation to any claim, dispute or difference concerning an Option and any matter arising from, or in relation to, this Plan.

36.	THIRD PARTY RIGHTS

Except as otherwise expressly stated to the contrary, neither this Plan nor the Contracts (Rights of Third Parties) Act 1999 shall have the effect of giving any third party rights under this Plan or any Option, and that Act shall not apply to this Plan nor to any Option.

Schedule 1

US INCENTIVE STOCK OPTIONS

1.	INTRODUCTION

1.1	This Schedule 1 shall apply to Options granted to Eligible Employees who are or who become US tax resident.

1.2

Options granted under this Schedule 1 are intended to qualify as “Incentive Stock Options” under section 422 of the Code (as defined below), provided, however, that the Company does not warrant that any Option will qualify as an Incentive Stock Option.

1.3	Unless stated otherwise in this Schedule 1, the main body of the rules of the Plan will apply to Options granted to US Employees.

1.4

Nothing contained in this Schedule 1 shall prohibit the Company from granting to any US Employee an Option under the main Rules of the Plan that is not intended to qualify as an Incentive Stock Option.

2.	DEFINITIONS AND INTERPRETATION

“Affiliate”	means a corporation which, for the purposes of section 424 of the Code, is a parent or subsidiary of the Company, direct or indirect

“Code”	means the US Internal Revenue Code of 1986

“Disability”	means permanent and total disability as defined under section 22(e)(3) of the Code, and “Disabled” shall be construed accordingly

“Option”	means an Incentive Stock Option as defined in clause 1.2 of this Schedule 1

“US Employee”	means an Eligible Employee who is or who becomes US tax resident and who is employed by the Company or an Affiliate

3.	ELIGIBILITY

3.1	Rule 3.2 will be deleted and replaced with the following:

“Incentive Stock Options may only be granted to US Employees.”

4.	TIMING OF GRANT OF AN OPTION

4.1	Rule 4.4 will be deleted and replaced with the following:

“No Option may be granted after the date that is the earlier of (i) the tenth anniversary of the Date of Approval; or (ii) the tenth anniversary of the date that the Plan is approved by the Board of Directors of the Company, but any rights of Optionholders then subsisting shall remain in effect.”

5.	EXERCISE PRICE

5.1	Rules 6.1 and 6.2 will be deleted and replaced with the following:

“6.1 Immediately before an Option is granted, if the US Employee owns, directly or by reason of the applicable attribution rules in section 424(d) of the Code:

6.1.1 ten per cent. (10%) or less of the total combined voting power of all classes of stock of the Company or an Affiliate, the Exercise Price shall not be less than one hundred per cent. (100%) of the Market Value on the Date of Grant as determined in accordance with section 422 of the Code; or

6.1.2 more than ten per cent. (10%) of the total combined voting power of all classes of stock of the Company or an Affiliate, the Exercise Price shall not be less than one hundred and ten per cent. (110%) of the Market Value on the Date of Grant.”

6.	COMPANY LIMIT (INSTITUTIONAL) ON THE GRANTING OF SUBSCRIPTION OPTIONS

6.1	The following new Rule 11.5 will be added to Rule 11:

“11.5 The maximum number of Shares which will be available for Options granted pursuant to this Schedule 1 will be 5,000,000 subject to adjustment in accordance with Rule 30.

7.	TIME OF EXERCISE – GENERAL RULES

7.1	Rule 15.2 will be deleted and replaced with the following:

“15.2 An Option will expire and may not in any event be exercised after:

15.2.1 the tenth anniversary of the Date of Grant, where the US Employee owns ten per cent. (10%) or less than the total combined voting power of all classes of stock of the Company or an Affiliate; or

15.2.2 the fifth anniversary of the Date of Grant, where the US Employee owns more than ten per cent. (10%) of the total combined voting power of all classes of stock of the Company or an Affiliate or such earlier time as the Grantor specifies in the Option Certificate.

7.2	The following new Rules 15.5 and 15.6 will be added to Rule 15:

“15.5 The aggregate Market Value (determined at the time each Option is granted) of Option Shares in respect of which an Option may be exercised for the first time by a US Employee in any calendar year (under all plans of the Company and its Affiliates) must not exceed USD 100,000.

15.6 The Committee may accelerate the exercise of any part of an Option, provided that such acceleration (and subsequent exercise) shall only be effective if it would not constitute a “modification” of the Option (as that term is defined under section 424(h) of the Code), or the Committee determines in its sole discretion that any modification is in the best interests of the Company.”

8.	LEAVING EMPLOYMENT

8.1	The following new Rule 16.6 will be added to Rule 16:

“16.6 An Option that is exercisable and is exercised more than three months after a US Employee’s termination of employment shall not be considered an Incentive Stock Option, unless (i) the US Employee terminates employment due to Disability or becomes Disabled within three months after termination of employment and exercises his Option within one year after the date of his termination of employment, but in no event after the date of expiration of the term of the Option, or (ii) terminates employment due to death or dies within three months after termination of employment.”

9.	RECOVERY OF TAX

9.1	The following new Rule 21.2 will be added to Rule 21:

“21.2 Each US Employee must agree to notify the Company in writing immediately after he makes a Disqualifying Disposition of any Shares acquired pursuant to the exercise of an Option. A Disqualifying Disposition is any disposition (including any sale) of such Shares before the later of (i) two years after the Date of Grant, or (ii) one year after the date the US Employee acquired Shares by exercising his Option. If the US Employee has died before such Shares are sold, these requirements do not apply and no Disqualifying Disposition can occur. “

10.	ALTERATION OF THE PLAN

10.1	The following new Rule 31.3 will be added to Rule 31:

“31.3 “Notwithstanding the provisions of this Rule 31, any such alteration will only be effective to the extent that it complies with section 422 of the Code, as amended from time to time, or the Committee determines in its sole discretion that any such alteration is in the best interest of the Company.”

11.	CONFLICT

If there is any conflict between the terms of this Schedule 1 and the other rules of the Plan, the terms set out in this Schedule 1 will prevail.

Schedule 2

CALIFORNIA SCHEDULE

1.	INTRODUCTION

1.1	This Schedule 2 shall apply to California Options granted to Eligible Employees who are resident in the state of California.

1.2	Unless stated otherwise in this Schedule 2, the main body of the Plan will apply to California Options granted to Eligible Employees under this Schedule 2.

2.	DEFINITIONS AND INTERPRETATION

“California Option”	means a combination of a Market Value Option and a Matching Option granted in accordance with the Matching Option Ratio;

“Eligible California Employee”	means an employee of any member of the Group, other than the executive director, who resides in California;

“Exercise Price”	the price payable to acquire the Shares which are subject to the Market Value Option;

“Grantor”	means the Company;

“Option”	means a California Option;

“Optionholder”	means a person who has been granted a California Option or, if that person has died and where the context requires, his estate;

“Market Value Option”	a right to acquire Shares granted in accordance with, and subject to, the rules of this Plan on payment of the Exercise Price;

“Matching Option”	a right to acquire Shares granted in accordance with, and subject to, the rules of this Plan at no cost to the Optionholder;

“Matching Option Ratio”	the ratio of Shares comprised in the Matching Option relative to the number of Shares comprised in the related Market Value Option;

“Monthly Contributions”	the payments made by or on behalf of a Participant in US dollars to be applied to fund the Exercise Price;

“Performance Condition”	a condition or conditions imposed under Rule 5.2.5 provided that references in this Plan to Performance Target shall read as Performance Condition;

“Savings Period “	a period, determined by the Board, over which Monthly Contributions are made by an Optionholder.

3.	ELIGIBILITY

3.1	Rule 3.2 is amended to replace “Eligible Employee” with “Eligible California Employee”.

4.	TIMING OF GRANT OF AN OPTION

4.1	Rules 4.1 and 4.2 shall not apply.

4.2	Rule 4.4 will be deleted and replaced with the following:

“No Option may be granted after the date that is the earlier of (i) the tenth anniversary of the Date of Approval with respect to this Schedule 2; or (ii) the tenth anniversary of the date that this Schedule 2 is approved by the Board of Directors of the Company, but any rights of Optionholders then subsisting shall remain in effect.”

5.	GRANT EFFECTED BY EXECUTION OF DEED

5.1	Rule 5.1 is amended by adding the words at the end of the current sentence:

“to any Eligible California Employee who has agreed to make Monthly Contributions during the Savings Period to fund the Exercise Price of the Market Value Option component of the California Option”

5.2	Rule 5.2 shall be amended by the addition of the following new Rule 5.2:

“5.2.10 any Holding Period to which Shares acquired on the exercise of a Matching Option will be applicable.”

5.3	A new Rule is inserted as:

“5.2.11	that save as set out in this rule 5.2.11, the Optionholder may not withdraw from the Plan prior to the end of the Savings Period:

(a)	If an Optionholder is suffering from extreme hardship, they may apply to the Committee, in such form as the Committee may determine from time to time, to withdraw from the Plan;

(b)

Within 14 days of receipt of an application pursuant to Rule 5.2.10(a), the Committee will consider the Optionholder’s application and determine whether or not they may withdraw from the Plan. The Committee will then communicate the outcome of such determination to the Optionholder;

(c)

Where the Committee has determined that the Optionholder is not suffering from extreme hardship, the Committee will communicate the rationale for its determination to the Optionholder and the Optionholder’s Monthly Contributions will continue;

(d)

Where the Committee has determined that the Optionholder is suffering from extreme hardship, the Committee will communicate its decision to the Optionholder as soon as reasonably practicable and the Optionholder’s Option will lapse immediately. The Optionholder will cease to make Monthly Contributions and the Optionholder’s aggregate Monthly Contributions will be returned to them as soon as reasonably practicable.”

6.	EXERCISE PRICE

6.1	Rule 6.2 is amended to replace the words “Subscription Option” with “Market Value Option”.

7.	ACCEPTANCE OF AN OPTION

7.1	Rule 7.1 is amended to replace the words “Unless the Grantor otherwise” with “If the Grantor”.

7.2	Rule 7.2 is amended to replace the words “execute, as a deed,” with “sign”.

8.	COMPANY LIMIT (INSTITUTIONAL) ON THE GRANTING OF SUBSCRIPTION OPTIONS

8.1	Rule 11.1 is amended to replace the words “Subscription Options” with “Options to be satisfied by the issue of new Shares”.

8.2	The following new rule 11.5 will be added to Rule 11:

The maximum number of Shares that will be available for Options granted pursuant to this Schedule 2 will be 5,000,000 subject to adjustment in accordance with Rule 30.

9.	GENERAL RULES

9.1	Rule 13.3 shall not apply.

10.	PERFORMANCE TARGET

10.1	Rule 14 shall not apply and will be replaced with new Rule 14:

“14.1

Unless the Committee determines otherwise, Matching Share Options will be subject to the satisfaction of a Performance Condition and subject to Rules 16 and 24, the Performance Condition will be measured over the Performance Period;

14.2

the Committee may amend or substitute a Performance Condition if one or more events occur which cause the Committee to consider that a substituted or amended Performance Condition would be more appropriate and would not be materially less difficult to satisfy.”

11.	EXERCISE – GENERAL RULES

11.1

Rule 15.1 is amended by the addition of the words “and Market Value Options must be exercised within a period of 30 days, provided that Optionholders who cease employment after the Vesting Date will have 30 days from the date of cessation to exercise, after which they will lapse. Matching Options will be deemed to be exercised when they are no longer subject to a substantial risk of forfeiture or such later date as may be specified in the Option Certificate.”

11.2	Rule 15.2 shall be deleted.

11.3

Rule 15.3 is amended by the addition of the words after Shares “and by the application of the Optionholder’s aggregate Matching Contributions at the time of exercise to fund the Exercise Price of the Market Value Option.”

11.4	A new Rule is inserted as:

“15.5

Subject to Rule 16, when a California Option is exercised, both component parts of the California Option (being the Market Value Option and the Matching Option) are exercised simultaneously and in respect of all the Vested Shares to which they relate and it is not possible to exercise them separately or in part.”

11.5	A new Rule is inserted as:

“15.6	To exercise a California Option, the Optionholder shall notify the Company in such form as manner as the Company shall specify.”

12.	LEAVING EMPLOYMENT

12.1	Rule 16 will be deleted and replaced with:

“16.1	Subject to rule 16.3, where an Optionholder ceases to hold office or employment with the Group before the Vesting Date, their Option will lapse.

16.2	Where Options lapse pursuant to rule 16.1, an Optionholder’s aggregate Monthly Contributions will be returned to them as soon as practicable after the date of such cessation.

16.3	Where an Optionholder ceases to hold office or employment with the Group before the Vesting Date as a result of:

16.3.1	death, ill-health, injury, retirement or disability as established to the satisfaction of the Board;

16.3.2	redundancy; or

16.3.3

the Optionholder’s employing company ceasing to be a member of the Group or the transfer of an undertaking or part of an undertaking (in which the Participant is employed) to a person who is not a member of the Group

16.3.4	any other reason, except where an Optionholder is summarily dismissed the Optionholder’s Options will not lapse.

Instead:

16.3.5	the Optionholder will make no further Monthly Contributions to the Plan;

16.3.6	the California Option will subsist until the Vesting Date when it will be exercisable in accordance with Rules 16.3.7 – 16.3.11;

16.3.7

the number of Shares in respect of which the Market Value Option will be exercisable (the “Pro-rated Number of Shares”) will be reduced in proportion to the number of Monthly Contributions made by the Optionholder relative to the total number of Monthly Contributions to be made in the Savings Period;

16.3.8

the maximum number of Shares in respect of which the Matching Option wil be exercisable will be reduced so that it is equal to the number determined by applying the Matching Option Ratio to the Pro-rated Number of Shares (the “Pro-rated Number of Matching Shares”);

16.3.9

following the end of the Performance Period, the Committee will determine the extent to which the Performance Condition has been met and the extent to which the Matching Option will Vest in respect of the Pro-rated Number of Matching Shares to which it relates;

16.3.10

to the extent that a Market Value Option is exercisable it must be exercised within 30 days of the Vesting Date after which it will lapse provided that where an Optionholder ceases employment by reason of death or disability a Market Value Option will remain exercisable (by the deceased Optionholder’s estate in the case of death) until or at least six months from cessation of employment, after which the Option will lapse.

16.3.11	to the extent that an Option is not exercisable under this Rule 16 it will lapse immediately.”

13.	LEAVING FOR OTHER REASONS

13.1	Rule 17 will be deleted.

14.	DEATH OF AN OPTION HOLDER

Rule 18.1 will be deleted.

15.	18.2.2 MANNER OF EXERCISE OF AN OPTION

15.1	Rule 20.1 will be deleted.

16.	RECOVERY OF TAX

16.1	Rule 21.1.1 is amended by the deletion of “PAYE”.

16.2	Rule 21.2.1 is amended by deleting “14” before days and inserting “7” in its place.

17.	ISSUE OR TRANSFER OF SHARES

17.1	Rule 22.1 is amended by the addition of the words “subject to Rule 23” after the word “Optionholder”.

17.2

Rule 22.4.1 is amended by the addition of the words “provided that the Committee may determine that such certificate or other form of acknowledgement shall not be provided to the Optionholder until after the expiry of any applicable Holding Period in respect of any Shares to which the Holding Period applies.

18.	HOLDING PERIOD

18.1	A new Rule 23 is inserted (and subsequent Rules are re-numbered) as:

23.	HOLDING PERIOD

23.1

Fifty per cent (or such other percentage as the Committee may determine at the Date of Grant) of the Vested Shares comprised in a Matching Option after sufficient Shares comprised in that fifty per cent have been sold to meet Option Tax Liability applicable to the Matching Option (or would have been sold had the Optionholder not paid such liability to the Company) will be subject to a Holding Period beginning on the Vesting Date.”

19.	PART D: CORPORATE TRANSACTIONS

19.1	For the purposes of this Part D, no Option may be exercised or exchanged unless the “corporate transaction” constitutes a change of ownership or effective control, as provided in s.409A(a)(2)(v).

20.	APPLICATION OF PERFORMANCE TARGET AND TIME PRO RATING

20.1	Rule 24 is deleted and replaced with:

“24.1	Where any of the events described in this Part D occur, all Options which have not yet Vested will Vest at the time of such event:

24.1.1

in respect of the Market Value Options, on a pro-rata basis to reflect the number of Monthly Contributions that have been made by the Optionholder at the date of the event relative to the total number of Monthly Contributions to be made in the Savings Period; and

24.1.2

in respect of the Matching Option in full, unless the Committee determines that Matching Options will Vest to a lesser extent (if at all), in which case the Committee shall determine the level of Vesting, taking into account the extent to which it considers that the Performance Condition has been satisfied at the time of the event and such other factors, including at what point during the Savings Period the event occurred and the underlying performance of the Company as it considers appropriate.”

21.	PART E: AMENDMENTS

21.1	For the purposes of this Part E, no amendment will be effective unless it complies with s.409A.

22.	VARIATION OF SHARE CAPITAL

22.1

The words “capitalisation or rights issue, sub-division, consolidation or reduction or there is any other variation in the share capital of the Company the Committee (on behalf of the Grantor, if appropriate)” in Rule 30.1 will be replaced with the words “a stock split, reverse stock split, stock dividend, recapitalisation, combination, reclassification or other distribution (without any receipt of consideration by the Company the Committee will”.

23.	OBLIGATION TO ENSURE SUFFICIENT AVAILABLE SHARES

23.1	The following new rule 33.4 will be added to rule 33:

“33.4	Where Vested Shares to be delivered in respect of an Option under this Schedule 2 are delivered via the Trustee:-

33.4.1	Vesting Date; and the Optionholder will not have any interest in those Shares until the

33.4.2	the Trustee will not allocate any Shares or other trust assets in favour of the Optionholder until the Vesting Date.”